 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-190720) on Form S-8 of United Health Products, Inc. of our report dated May 13, 2016, relating to our audits of the financial statements as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, which appear in the Annual Report on Form 10-K of United Health Products, Inc. for the year ended December 31, 2015.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, NJ

May 13, 2016